Exhibit 10(r)

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made this 1st day of March, 2001, between Minn-Dak Farmers Cooperative, a cooperative association organized and existing under the laws of the State of North Dakota, with its principal office located at 7525 Red River Road, Wahpeton, North Dakota 58075, referred to in this agreement as "Minn-Dak", and David H. Roche, of 4 Arrow Wood Lane, Savannah, Georgia, 31411, referred to in this agreement as "Roche".

                                   SECTION ONE
                                   EMPLOYMENT

Minn-Dak employs Roche, and Roche accepts such employment, upon the terms and conditions set forth in this agreement.

                                   SECTION TWO
                              DUTIES AND AUTHORITY

A. Roche will occupy the position of President and Chief Executive Officer with Minn-Dak.

B. In this position, Roche will have the powers of a President and Chief Executive Officer, subject to the control of the board of directors, and have general supervision, direction and control over the business and affairs of the cooperative and its employees. Roche will be primarily responsible for carrying out all orders and resolutions of the board of directors and such duties as may from time to time be assigned to him by the board of directors.

C. Roche agrees to devote his full time, attention and best efforts to the performance of employment under this agreement.

D. Roche will not, during the term of this agreement, directly or indirectly engage in any business, either as an employee, employer, consultant, principal, corporate officer, or in any other capacity, whether or not compensated, without the prior written consent of the board of directors.

                                  SECTION THREE
                               TERMS OF EMPLOYMENT

The initial term of employment shall be for eighteen (18) months commending March 1, 2001 and expiring August 31, 2002. Thereafter, upon renewal of this agreement by the parties, employment shall extend until terminated as provided for in this agreement.

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                                  SECTION FOUR
                       COMPENSATION AND PERFORMANCE REVIEW

Roche shall receive compensation during the term of this agreement as follows:

A. During the initial eighteen (18) months term of employment, as base salary of $265,000/year payable bi-weekly pursuant to Minn-Dak's current payroll program.

B. Minn-Dak's board of directors shall conduct a performance review of Roche in the position of President and Chief Executive Officer every six months during the initial 18 month term and annually thereafter. Upon completion of the initial term and upon continued employment, annually thereafter, upon completion of the performance review, Roche shall be eligible for an increase in base salary, the amount of which shall be at the discretion of and as authorized by the board of directors.

C. Upon completion of the initial 18 month term and annually thereafter, upon continued employment, a profit sharing bonus shall be paid based on the following schedule:

---------------------------------------- ---------------------------------------
          RETURN/ACRE TO GROWERS              Profit Sharing Amount to CEO
                                              ---------------------------
---------------------------------------- ---------------------------------------
               $700 - $749                              $10,000
---------------------------------------- ---------------------------------------
               $750 - $799                              $20,000
---------------------------------------- ---------------------------------------
               $800 - $849                              $30,000
---------------------------------------- ---------------------------------------
               $850 - $899                              $40,000
---------------------------------------- ---------------------------------------
                Over $900                               $50,000
---------------------------------------- ---------------------------------------

Return per acre shall be the amount received by the shareholder/growers as a grower payment for sugarbeets and shall not include patronage, retains, or trucking payments.

D. The board of directors may at its discretion grant a performance bonus to Roche regardless of whether a profit sharing bonus has been awarded.

                                  SECTION FIVE
                            RELOCATION AND TRANSITION

The parties acknowledge that Roche shall be relocating to the Minn-Dak area and will incur certain related expenses. Minn-Dak shall provide relocation assistance as follows:

A. Roche shall receive reimbursement for the actual costs incurred for packing and moving furniture and other household goods including meals, lodging and mileage for two vehicles from Savannah, Georgia to Wahpeton, North Dakota, or such other location in the area where they wish to reside, including Fergus Falls, Minnesota.

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B.       Minn-Dak shall provide a $4500 moving allowance to Roche for additional miscellaneous moving expenses.

C. Minn-Dak shall provide temporary living expenses to Roche for a maximum of 90 days including motel or other housing plus a per diem of $150/week for meals.

D. Minn-Dak shall provide a $4000 budget to Roche for a 90 day period for trips back and forth to sell his Savannah house and settle affairs.

E. In the event Roche should attend meetings on behalf of Minn-Dak at the request of the board of directors, prior to his employment date, he shall receive a per diem of $1000 per full day plus expenses.

                                   SECTION SIX
                           MEDICAL AND GROUP INSURANCE

Roche shall be included in, or have available, insurance plans provided at Minn-Dak as follows:

A. Health/prescription drug, dental and vision insurance through the plan available at Minn-Dak subject to the non-union contribution amounts applicable to office employees, coverage effective March 1, 2001.

B. If Roche retires as CEO from Minn-Dak on or after his 62nd birthday, medical insurance as then available through Minn-Dak will be provided to the CEO until he reaches age 65. Post age 65 coverage shall be open for later discussion.

C. Term Life Insurance coverage equal to 2 times salary under Minn-Dak's current plan, coverage effective March 1, 2001.

D. Option Employee paid additional Term Life Insurance including qualifying dependents under Minn-Dak's current plan.

E. Accidental Death and Dismemberment Insurance under Minn-Dak's current plan.

F. Optional Employee paid Additional Accident Death and Dismemberment Insurance including qualifying dependents through Minn-Dak's current plan.

G.       Long Term Disability Insurance through Minn-Dak's current plan.

H. Optional Employee paid Individual Disability Insurance coverage through Minn-Dak's current plan.

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                                  SECTION SEVEN
                         PENSION AND OTHER BENEFIT PLANS

Roche shall be included in, or have available, pension and other benefit plans provided at Minn-Dak as follows:

A.       A Flexible Spending Account under the terms for employees of Minn-Dak.

B. Voluntary Employee paid Non-qualified Deferred Compensation Plan under Minn-Dak's current plan which is available at the time of hire.

C. A Defined Benefit Pension Plan under Minn-Dak's current plan which requires completion of 12 months service from date of hire for eligibility.

D. Upon renewal of this Employment Agreement upon completion of the 18 month initial term, the Supplemental Executive Retirement Plan (SERP) currently in place at Minn-Dak shall be provided to Roche to cover compensation in excess of the annual IRS compensation limit for the Defined Benefit Pension Plan. Upon renewal of the employment contract, SERP coverage shall be retroactive to the earliest eligibility date, which is currently upon completion of 12 months service from date of hire.

E. A 401(k) Salary Reduction Plan under Minn-Dak's current plan which requires completion of 12 months service for eligibility. The current matching contribution rate is 75% of the first 4% of compensation, provided that the employee contributes at least 4% to the plan.

                                  SECTION EIGHT
                        VACATION, HOLIDAYS AND SICK LEAVE

A. During the initial 18 month employment term, Roche shall have 3 weeks vacation during the first year and 4 weeks per year after the first year. Increases in vacation time over and above 4 weeks shall be at the discretion of the board of directors. Company policy encourages the use of vacation time from one anniversary date to the next anniversary date with a maximum carryover of 240 hours of vacation from one period to the next.

B. Commending on the date of hire, paid Designated Holidays under Minn-Dak's current program - a total of seven (7) days: New Year's Day; Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving Day; and Christmas Day.

C. During the first year of employment, Roche shall have two (2) days, eight (8) hours each, of paid floating holidays. After one (1) year of continuous service, he shall have paid Floating Holidays under Minn-Dak's current program - a total of four (4) days eight (8) hours each. This allotment is applicable each year thereafter.

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D.       Additional Personal Floating Holiday under Minn-Dak's current program -
         awarded on second anniversary or 12 consecutive months thereafter for not using any sick leave during the previous 12 months.

E. Sick Leave under Minn-Dak's current program of 80 hours is earned after one (1) year of continuous service - 80 hours per year to accrual of 520 hours with a 40 hours per year thereafter to accrual of 1040 hours. Sick leave is available to employees with less than one (1) year of continuous service. Any sick leave taken will be deducted from the 80 hour allotment when earned, or deducted from final pay if employment is terminated in less than 1 year.

                                  SECTION NINE
                              EXPENSE REIMBURSEMENT

A. While on Minn-Dak business, Roche shall be reimbursed for travel expenses. If his spouse is required to travel with him for business, Minn-Dak will pay his spouse's expenses. While encouraged, business travel by a spouse is usually not required, but if it is done in conjunction with industry meetings where registration is paid, Minn-Dak will pay the registration fees for the spouse. There may be times that all of the spouse's travel expenses will be reimbursed regardless of whether registration is paid for the event.

B. For business miles driven, reimbursement for mileage will be paid subject to Internal Revenue Service reporting and restrictions (presently $.345/mile with mileage log required). Upon renewal of the employment contract at the completion of the 18 month initial term, this reimbursement shall be reviewed to determine its appropriateness based on the miles traveled during the initial term.

C. Minn-Dak may provide Roche with a credit card for payment of business expenses. Such card shall be used by Roche only for expenses of Minn-Dak's business for which Roche would be entitled to reimbursement under this section. Any use of such card by Roche for any other purpose shall constitute an indebtedness of Roche to Minn-Dak which shall be paid immediately upon demand and shall bear interest at the highest rate allowed by law. Roche may not use the credit card for his personal expenses.

                                   SECTION TEN
                                   TERMINATION

A.       Effective for the initial eighteen (18) month term:

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         1.       If at the conclusion of 9 months service of the initial 18 month term, Minn-Dak determines that it will not be renewing this Employment Agreement, Minn-Dak must give notice at that time.

         2. If Roche determines he wishes to terminate his employment with Minn-Dak at the end of the 18 month initial term, he shall give notice of such intent 9 months prior to the end of the 18 month term.

B. Upon the renewal of this Employment Agreement at the end of the initial eighteen (18) month term for additional twelve (12) month terms, any renewal of this agreement may be terminated by any of the following:

         1. Either party may terminate this agreement by giving written notice to the other party at least 90 days prior to the expiration of any twelve (12) month term.

         2. Minn-Dak may terminate this agreement on written notice to Roche for material breach or just cause. "Material breach" and "just cause" shall mean willful misconduct in following the legitimate directions of the board of directors; breach of loyalty to the cooperative; conviction of a felony; habitual drunkenness; excessive absenteeism not related to illness, sick leave or vacations, but only after notice from the board of directors followed by a repetition of such excessive absenteeism; dishonesty; or continuous conflicts of interest after notice in writing from the board of directors.

         3. This agreement shall automatically terminate as of Roche's death, and Minn-Dak's monetary obligations to Roche as set forth in this agreement (exclusive of any death benefits to which Roche's beneficiaries are entitled under this agreement) shall be prorated to the date of death and paid to Roche's estate, including but not limited to the salary, bonuses, vehicle reimbursement, other reimbursements, insurance and benefits.

         4. Minn-Dak shall have the right to terminate this agreement, after giving Roche ten (10) days' written notice of its intention to do so, should Roche, because of "total and permanent disability", be unable to perform any duties required of him under this agreement for a period of ninety
                  (90) consecutive days. The term "total and permanent disability" shall mean the existence of permanent mental or physical disability, determined by a physician in accordance with generally accepted medical principles, which renders Roche totally unable to perform any material covenants, obligations or terms contained in the agreement. In the event of such termination, Roche shall continue to receive from Minn-Dak any and all salaries, bonuses, and benefits during such ninety (90) day period.

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                                 SECTION ELEVEN
                              PHYSICAL EXAMINATION

Roche shall submit to an annual physical examination prior to August 31 of each year. Said medical examination shall be at Minn-Dak's expense with a report from the physician being provided to the Chairman of the Board prior to August 31 of each year.

                                 SECTION TWELVE
                               PROVIDED EQUIPMENT

A.        If desired by Roche, a Laptop computer will be provided by Minn-Dak.

B. Roche shall be provided with a cell phone for Minn-Dak business. Roche shall be responsible for any personal usage.

C. Upon request being made to the board of directors, Roche shall be provided with such other technology as he shall deem desirable and helpful in carrying out his employment duties.

                                SECTION THIRTEEN
                                     NOTICES

Any notice provided for in this agreement shall be given in writing. Notices shall be effective from the date of service, if served personally on the party to whom notice is to be given, or on the second day after mailing, if mailed by first class mail, postage prepaid. Notices shall be properly addressed to the parties at their respective addresses or to such other address as either party may later specify by notice to the other.

                                SECTION FOURTEEN
                                ENTIRE AGREEMENT

This agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter of this agreement. This agreement may be changed only by an agreement in writing signed by both parties.

                                 SECTION FIFTEEN
                                     WAIVER

         The waiver by Minn-Dak of a breach of any of the provisions of this agreement by Roche shall not be construed as a waiver of any subsequent breach by him.

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                                 SECTION SIXTEEN
                              GOVERNING LAW; VENUE

         This agreement shall be construed and enforced in accordance with the laws of the State of North Dakota. Richland County, North Dakota, shall be the proper venue for any litigation arising out of this agreement.

                                SECTION SEVENTEEN
                                SECTION HEADINGS

         Section headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this agreement.

                                SECTION EIGHTEEN
                                  ASSIGNABILITY

         The rights and obligations of Minn-Dak under this agreement shall inure to the benefit of and shall be binding upon its successors and assigns. This agreement is a personal employment agreement and Roche's rights, obligations and interests under this agreement may not be sold, assigned, transferred, pledged or hypothecated.

                                SECTION NINETEEN
                                  SEVERABILITY

         If any provision of this agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the agreement shall remain in full force and shall be in no way impaired.

         In witness of the above, each party to this agreement has caused it to be executed on the date indicated below.

MINN DAK FARMERS COOPERATIVE                 ROCHE

BY /s/     Victor Krabbenhoft                /s/     David H. Roche
   --------------------------------          ---------------------------------
      Victor Krabbenhoft, Chairman                   David H. Roche
      of the Board of Directors

DATE:           3-1-01                       DATE:          3-01-01
      -----------------------------                ---------------------------

STATE OF NORTH DAKOTA   )
                        ) SS
COUNTY OF RICHLAND      )

         The foregoing instrument was acknowledged before me this 1st day of March, 2001, by Victor Krabbenhoft, Chairman of the Board of Directors of Minn-Dak Farmers Cooperative, on behalf of said cooperative.

         SIMONE M. SANDBERG
 Notary Public, Richland Co., N. Dak.
My Commission Expires Aug. 31, 2003
     STATE OF NORTH DAKOTA
         NOTARY PUBLIC SEAL                /s/ Simone M. Sandberg
                                           -----------------------------------
                                                                 Notary Public

         The foregoing instrument was acknowledged before me this 1st day of March, 2001, by David H. Roche.

         SIMONE M. SANDBERG
 Notary Public, Richland Co., N. Dak.
My Commission Expires Aug. 31, 2003
     STATE OF NORTH DAKOTA
         NOTARY PUBLIC SEAL                /s/ Simone M. Sandberg
                                           -----------------------------------
                                                                 Notary Public